EXHIBIT 99.1
Media Relations:
Kristi Knight
801-722-7000
kknight@omniture.com
Investor Relations:
Mike Beckstead
801-932-7518
mbeckstead@omniture.com
Omniture Reports Third Quarter 2006 Financial Results
Company Achieves Year-over-Year Revenue Growth of 83%;
Raises FY 2006 Guidance
OREM, UT, October 26, 2006 – Omniture, Inc. (NASDAQ:OMTR), a leading provider of online business optimization software, today announced results for its third quarter ended September 30, 2006. Omniture reported another record revenue quarter, with third quarter revenue of $21 million, an increase of 83 percent over the third quarter of 2005 and 12 percent over the second quarter of 2006.
GAAP net loss in the third quarter of 2006 was $1.3 million or $0.03 per diluted share, compared to a net loss of $3.8 million, or $0.28 per diluted share, in the third quarter of 2005. Third quarter 2006 adjusted EBITDA was $2.7 million and non-GAAP net income was $0.2 million. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and stock compensation. Non-GAAP net income excludes the effect of expensing stock-based compensation under SFAS 123R beginning in 2006, amortization of deferred compensation related to stock options, amortization of intangible assets related to a warrant and a patent license agreement and imputed interest related to this patent license agreement.
Operating cash flow for the third quarter was $0.9 million and includes certain one-time payments totaling approximately $1.9 million related to the IPO and the Company’s NetRatings settlement. Excluding these one-time payments, adjusted operating cash flow was $2.8 million. Free cash flow, defined by the company as adjusted operating cash flow reduced by capital expenditures of $2.5 million, was $0.3 million for the quarter.
“The third quarter was one of significant milestones for Omniture. We generated positive free cash flow and returned to non-GAAP profitability,” stated Josh James, CEO and co-founder of Omniture. “The demand for our products and services remains strong and we believe Omniture is uniquely positioned to capitalize on opportunities that exist in the market.”
Total cash and cash equivalents on September 30, 2006 were $67.8 million, which includes proceeds from the IPO completed in July 2006. Net proceeds from the IPO, including the full exercise by the underwriters of the over-allotment option, were approximately $62.3 million before offering costs and are reflected in the Q3 2006 financial results. Omniture used $4.0 million of the IPO proceeds to make a license payment due on the closing.

During the third quarter of 2006, Omniture added over 200 customers, bringing the total to over 1,500, and captured data from over 350 billion transactions. New customer relationships secured included Bertelsmann, Fannie Mae, Fox Broadcasting Co., Hawaiian Airlines, Intermountain Healthcare, KPN, MasterCraft, Mrs. Fields Gifts, Inc., Neiman Marcus Direct, Qantas Airways, Teletext, Waitrose and USA Today.
Guidance
•	Q4 FY 2006: Revenue for the company’s fourth quarter is expected to be in the range of $22.5 million to $23.5 million. GAAP net loss is expected to be in the range of $1.0 million to $0.6 million. Excluding the effect of stock-based compensation expense, the amortization of certain intangible assets and imputed interest expense, non-GAAP net income is expected to be in the range of $0.4 million to $0.8 million. Omniture expects to record positive adjusted EBITDA in the range of $2.9 million to $3.3 million.

•	Full Year FY 2006: Based on third quarter results and the fourth quarter outlook, the company is raising its guidance for the year. Revenue for the company’s full year 2006 is now expected to be in the range of $78.8 million to $79.8 million, and GAAP net loss is expected to be in the range of $7.9 million to $7.5 million. Excluding the effect of stock-based compensation expense, the amortization of certain intangible assets and imputed interest expense, non-GAAP net loss for the year is expected to be in the range of $2.8 million to $2.4 million. Omniture expects to record positive adjusted EBITDA in the range of $7.4 million to $7.8 million.
Information for Conference Call to Discuss Q3 FY2006 Financial Results
Omniture, Inc. will host a conference call and simultaneous audio-only webcast at 5:00 p.m. (Eastern Time). To access the conference call, dial 866-831-6267, or 617-213-8857 for international callers. The access code is 54501286. Please call 10 minutes prior to the scheduled conference call time. The webcast will be available on the “Investor Relations” section of the company’s corporate Web site at www.omtr.com. A replay of the conference call will be accessible by telephone after 7:00 p.m. (Eastern Time) by dialing 888-286-8010 (or 617-801-6888), reservation number, 80293043. The conference call will also be archived on the company’s corporate Web site. Both the replay and archived web cast will be available until November 9, 2006.
About Non-GAAP Financial Measures
In this release and during our conference call as described above we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the Investor Relations section of our corporate Web site at www.omtr.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.
We believe that, while these non-GAAP measures are not a substitute for GAAP results, they provide a basis for evaluating the Company’s operating results because they facilitate the comparison of results for future periods with results from past periods. Omniture adopted SFAS 123R on January 1, 2006 using the prospective method. Results of prior periods have not been restated to conform with the 2006 presentation. Omniture also recorded deferred compensation in 2005 related to the granting of options which is being amortized in subsequent periods. We believe the calculation of net income and loss, calculated without stock-based compensation expense, the amortization of certain intangible assets and imputed interest expense, provides a meaningful comparison to our net loss figures reported for 2005 and prior years. We also believe that adjusted EBITDA, which we calculate as earnings before interest, taxes, depreciation, amortization and stock compensation, is an indicator of the Company’s financial results and is useful to investors in evaluating operating performance. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under SEC rules.
About Omniture
Omniture, Inc., is a leading provider of online business optimization software, enabling customers to manage and enhance online, offline and multi-channel business initiatives. Omniture’s software, which it hosts and delivers to its customers on-demand, enables customers to capture, store and analyze information generated by their websites and other sources and to gain critical business insights into the performance and efficiency of marketing and sales initiatives and other business processes. In addition, Omniture offers a range of professional services that complement its online services, including implementation services, best practices, consulting services, customer support and user training provided through Omniture University. Omniture’s customers include eBay, AOL, Wal-Mart, Gannett, Microsoft, Oracle, General Motors and Hewlett-Packard. www.omniture.com.
Note on Forward-looking Statements
Management believes that certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements regarding our business strategy, continuing customer demand for our services, our leadership in the market for on-demand, online business optimization services, the strength of our business in 2006, and expectations regarding revenue, GAAP and non-GAAP net income and loss, and adjusted EBITDA. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks associated with changes in the demand for our services, our ability to continue to attract new customers and sell additional services to our existing customers, the continued adoption by customers of our SiteCatalyst service and other product and service offerings, the significant capital requirements of our business model that make it more difficult to achieve positive cash flow and profitability if we continue to grow rapidly, our ability to develop or acquire new services, disruptions in our business and operations as a result of acquisitions, possible fluctuations in our operating results and rate of growth, the continued growth of the market for on-demand, online business optimization services, changes in the competitive dynamics of our markets, the inaccurate assessment of changes in our markets, errors, interruptions or delays in our services or other performance problems with our services, our ability to hire, retain and motivate our employees and manage our growth, our ability to effectively expand our sales and marketing capabilities, our ability to develop and maintain strategic relationships with third parties with respect to either technology integration or channel development, our ability to expand the sales of our services to customers located outside the United States, our ability to implement and maintain proper and effective internal controls, the adoption of laws or regulations, or interpretations of existing law, that could limit our ability to collect and use Internet user information, the blocking or erasing of “cookies,” the unauthorized disclosure of personally identifiable information regarding Web site visitors, whether through breach of our secure network by an unauthorized party, employee theft or misuse, or otherwise, changes in relevant accounting standards and securities laws and regulations; and such other risks as identified in Omniture’s quarterly report on Form 10-Q for the period ended June 30, 2006 and from time to time in other reports filed by Omniture with the U.S. Securities Exchange Commission. These reports are available on the Investor Relations page of our corporate Web site at www.omtr.com. Omniture undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.
(Financial Tables to Follow)
# # #

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Three Months Ended
	September 30,		September 30,		% Increase
	2005	% of Revenues	2006	% of Revenues	(Decrease)
Revenues:
Subscription	$11,136	97%	$19,535	93%	75%
Professional services and other	378	3	1,493	7	295

Total revenues	11,514	100	21,028	100	83

Cost of revenues (1):
Subscription	4,476	39	7,721	36	72
Professional services and other	510	4	778	4	53

Total cost of revenues	4,986	43	8,499	40	70

Gross profit	6,528	57	12,529	60	92
Operating expenses (1):
Sales and marketing	6,542	57	8,847	42	35
Research and development	2,007	17	2,284	11	14
General and administrative	1,841	16	3,078	15	67

Total operating expenses	10,390	90	14,209	68	37

Loss from operations	(3,862)	(33)	(1,680)	(8)	(56)
Interest income	250	2	861	4	244
Interest expense	(188)	(2)	(368)	(2)	96
Other expense	(20)	—	(22)	—	10

Loss before provision for income taxes	(3,820)	(33)	(1,209)	(6)	(68)
Provision for income taxes	—	—	64	—	(* )

Net loss	$(3,820)	(33)%	$(1,273)	(6)%	(67)%

Net loss per share:
Basic and diluted net loss per share	$(0.28)		$(0.03)		(90)%
Weighted-average number of shares, basic and diluted	13,797		45,850		232%

Adjusted EBITDA (2)	$(2,015)	(18)%	$2,724	13%	(235)%

(1) Amounts include stock-based compensation expenses, as follows:

Cost of subscription revenues	$11	0%	$60	0%
Cost of professional services and other revenues	2	0%	14	0%
Sales and marketing	31	0%	292	1%
Research and development	78	1%	155	1%
General and administrative	12	0%	376	2%

Total stock-based compensation expenses	$134	1%	$897	4%

(2)	Adjusted EBITDA is equal to the loss from operations less depreciation, amortization and stock-based compensation

(*)	Not meaningful

Omniture, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Nine Months Ended		Nine Months Ended
	September 30,		September 30,		% Increase
	2005	% of Revenues	2006	% of Revenues	(Decrease)
Revenues:
Subscription	$28,112	97%	$52,673	94%	87%
Professional services and other	945	3	3,615	6	283

Total revenues	29,057	100	56,288	100	94

Cost of revenues (1):
Subscription	11,426	39	20,632	37	81
Professional services and other	1,390	5	2,206	4	59

Total cost of revenues	12,816	44	22,838	41	78

Gross profit	16,241	56	33,450	59	106
Operating expenses (1):
Sales and marketing	17,318	60	25,633	45	48
Research and development	4,771	16	6,332	11	33
General and administrative	4,228	15	8,496	15	101

Total operating expenses	26,317	91	40,461	71	54

Loss from operations	(10,076)	(35)	(7,011)	(12)	(30)
Interest income	353	1	1,233	2	249
Interest expense	(485)	(1)	(985)	(2)	103
Other expense	(32)	—	(84)	—	163

Loss before provision for income taxes	(10,240)	(35)	(6,847)	(12)	(33)
Provision for income taxes	—	—	115	—	(* )

Net loss	$(10,240)	(35)%	$(6,962)	(12)%	(32)%

Net loss per share:
Basic and diluted net loss per share	$(0.75)		$(0.28)		(62)%
Weighted-average number of shares, basic and diluted	13,629		24,662		81%

Adjusted EBITDA (2)	$(5,458)	(19)%	$4,510	8%	(183)%

(1) Amounts include stock-based compensation expenses, as follows:

Cost of subscription revenues	$27	0%	$116	0%
Cost of professional services and other revenues	4	0%	30	0%
Sales and marketing	46	0%	634	1%
Research and development	164	1%	381	1%
General and administrative	18	0%	956	2%

Total stock-based compensation expenses	$259	1%	$2,117	4%

(2)	Adjusted EBITDA is equal to the loss from operations less depreciation, amortization and stock-based compensation

(*)	Not meaningful

Omniture, Inc.
Reconciliation of GAAP Net Loss to Non-GAAP Net (Loss) Income and Adjusted EBITDA
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
Net loss on a GAAP basis	$(3,820)	$(1,273)	$(10,240)	$(6,962)
Stock-based compensation	134	897	259	2,117
Amortization of intangible asset related to co-marketing and reseller agreement (1)	111	81	336	233
Amortization of patent licenses (2)	—	315	—	945
Imputed interest on patent license obligation (3)	—	132	—	424

Net (loss) income on a non-GAAP basis	$(3,575)	$152	$(9,645)	$(3,243)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
Diluted net loss per share on a GAAP basis	$(0.28)	$(0.03)	$(0.75)	$(0.28)
Stock-based compensation	0.01	0.02	0.02	0.08
Amortization of intangible asset related to co-marketing and reseller agreement (1)	0.01	—	0.02	0.01
Amortization of patent licenses (2)	—	0.01	—	0.04
Imputed interest on patent license obligation (3)	—	—	—	0.02

Diluted net (loss) income per share on a non-GAAP basis	$(0.26)	$0.00	$(0.71)	$(0.13)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006
Net loss on a GAAP basis	$(3,820)	$(1,273)	$(10,240)	$(6,962)
Other (income) expense, net	(42)	(471)	164	(164)
Income taxes	—	64	—	115

Loss from operations on a GAAP basis	(3,862)	(1,680)	(10,076)	(7,011)
Depreciation	1,583	3,058	3,914	8,146
Amortization of intangible assets	130	449	445	1,258
Stock-based compensation	134	897	259	2,117

Adjusted EBITDA	$(2,015)	$2,724	$(5,458)	$4,510

(1)	This item is recorded in sales and marketing expense in the Condensed Consolidated Statements of Operations

(2)	This item is recorded in cost of subscription revenues in the Condensed Consolidated Statements of Operations

(3)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Impact of Non-GAAP Adjustments on Forward Looking GAAP Net Loss
(in millions)
(unaudited)

	Three Months Ended	Year Ended
	December 31, 2006	December 31, 2006
Net loss on a GAAP basis	$(1.0) to $(0.6)	$(7.9) to $(7.5)
Stock-based compensation	0.9	3.0
Amortization of intangible asset related to co-marketing and reseller agreement (1)	0.1	0.3
Amortization of patent licenses (2)	0.3	1.3
Imputed interest on patent license obligation (3)	0.1	0.5

Net income (loss) on a non-GAAP basis	$0.4 to $0.8	$(2.8) to $(2.4)

Omniture, Inc.
Reconciliation of Forward Looking GAAP Net Loss to Adjusted EBITDA
(in millions)
(unaudited)

	Three Months Ended	Year Ended
	December 31, 2006	December 31, 2006
Net loss on a GAAP basis	$(1.0) to $(0.6)	$(7.9) to $(7.5)
Other income, net	(0.5)	(0.6)
Income taxes	—	0.1

Loss from operations on a GAAP basis	(1.5) to (1.1)	(8.4) to (8.0)
Depreciation	3.1	11.2
Amortization of intangible assets	0.4	1.6
Stock-based compensation	0.9	3.0

Adjusted EBITDA	$2.9 to $3.3	$7.4 to $7.8

(1)	This item is recorded in sales and marketing expense in the Condensed Consolidated Statements of Operations

(2)	This item is recorded in cost of subscription revenues in the Condensed Consolidated Statements of Operations

(3)	This item is recorded in interest expense in the Condensed Consolidated Statements of Operations

Omniture, Inc.
Additional Metrics
(unaudited)

							September
	March 31, 2005	June 30, 2005	Sept. 30, 2005	Dec. 31, 2005	March 31, 2006	June 30, 2006	30, 2006
Full-time employee headcount	200	262	294	305	312	324	323
Number of transactions captured (in billions)	104.9	139.5	191.0	240.9	288.5	315.0	362.7

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006
Revenues by geography (in thousands):
Customers within the United States	$10,268	$17,382	$26,083	$47,207
Customers outside the United States	1,246	3,646	2,974	9,081

Total revenues	$11,514	$21,028	$29,057	$56,288

As a percentage of total revenues:
Revenues by geography:
Customers within the United States	89%	83%	90%	84%
Customers outside the United States	11	17	10	16

Total	100%	100%	100%	100%

Omniture, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	September 30,
	2005	2006
		(unaudited)
Assets:

Current assets:
Cash and cash equivalents	$22,196	$67,813
Accounts receivable, net	12,325	21,548
Prepaid expenses and other current assets	720	1,616

Total current assets	35,241	90,977

Property and equipment, net	27,517	33,064
Intangible assets, net	10,150	10,247
Other assets	143	350

Total assets	$73,051	$134,638

Liabilities, Convertible Preferred Stock and Stockholders’ (Deficit) Equity:
Current liabilities:
Accounts payable	$4,081	$2,872
Accrued liabilities	13,993	11,567
Current portion of deferred revenues	12,855	19,058
Current portion of notes payable	3,035	6,120
Current portion of capital lease obligations	86	65

Total current liabilities	34,050	39,682

Deferred revenues, less current portion	396	1,880
Notes payable, less current portion	2,794	5,553
Capital lease obligations, less current portion	77	35
Other liabilities	4,118	1,361
Commitments and contingencies
Convertible preferred stock	61,882	—
Stockholders’ (deficit) equity:
Common stock	14	47
Additional paid-in capital	4,104	126,592
Deferred stock-based compensation	(3,270)	(2,439)
Accumulated other comprehensive income	—	3
Accumulated deficit	(31,114)	(38,076)

Total stockholders’ (deficit) equity	(30,266)	86,127

Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$73,051	$134,638

Omniture, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006

Cash flows from operating activities:
Net loss	$(3,820)	$(1,273)	$(10,240)	$(6,962)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:

Depreciation and amortization	1,713	3,507	4,359	9,404
Stock-based compensation	134	897	259	2,117
Loss on disposal of property and equipment	—	—	5	—
Net changes in operating assets and liabilities:
Accounts receivable, net	(3,590)	(2,988)	(5,496)	(9,223)
Prepaid expenses and other assets	(129)	1,398	(17)	(1,103)
Accounts payable	516	(4,765)	1,287	(1,209)
Accrued and other liabilities	887	(368)	1,572	(1,741)
Deferred revenues	2,354	4,454	3,295	7,687

Net cash (used in) provided by operating activities	(1,935)	862	(4,976)	(1,030)

Cash flows from investing activities:
Purchases of property and equipment	(6,885)	(2,469)	(13,397)	(13,693)
Purchases of intangible assets	—	(4,879)	—	(4,978)

Net cash used in investing activities	(6,885)	(7,348)	(13,397)	(18,671)

Cash flows from financing activities:
Proceeds from exercise of stock options	9	156	192	181
Proceeds from issuance of convertible preferred stock, net of issuance costs	5,120	—	39,653	—
Proceeds from issuance of common stock, net of issuance costs	—	59,356	—	59,356
Proceeds from issuance of notes payable	—	—	500	9,608
Principal payments on notes payable and capital lease obligations	(942)	(1,581)	(2,761)	(3,827)

Net cash provided by financing activities	4,187	57,931	37,584	65,318

Net (decrease) increase in cash and cash equivalents	(4,633)	51,445	19,211	45,617
Cash and cash equivalents at beginning of period	32,771	16,368	8,927	22,196

Cash and cash equivalents at end of period	$28,138	$67,813	$28,138	$67,813